UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 28, 2014, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K dated July 25, 2014 (the "Initial 8-K") with regard to Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), entering into an Agreement of Purchase and Sale (the "Purchase Agreement") with Sandstone Overland Park, LLC; Estancia Dallas, LLC; Stoneridge Nashville, LLC; and Vineyards Houston, LLC (each a "Seller" and collectively, the "Sellers") to acquire a fee simple interest in a 364-unit multifamily community on approximately 29.3 acres in Kansas City, Kansas ("Sandstone"), a fee simple interest in a 300-unit multifamily community on approximately 15.0 acres in Dallas, Texas ("Estancia"), a fee simple interest in a 364-unit multifamily community on approximately 30.5 acres in Nashville, Tennessee ("Stoneridge") and a fee simple interest in a 369-unit multifamily community on approximately 31.5 acres in Houston, Texas ("Vineyards", and together with Sandstone, Estancia and Stoneridge, each an "Acquired Community" and collectively, the "Acquired Communities") for an aggregate purchase price of $181.7 million, exclusive of acquisition-related and financing-related transaction costs. The Company is the general partner of, and owner of an approximate 99.2% interest in, PAC-OP. In addition, on September 17, 2014, the Company filed a Current Report on Form 8-K/A amending the Initial 8-K to file certain financial statements related to the acquisition of the Acquired Communities. The Company hereby amends the Current Reports on Form 8-K and Form 8-K/A filed on July 28, 2014 and September 17, 2014, respectively, reporting events on and after July 25, 2014, to modify Item 1.01 to include the language herein.

On September 17, 2014, PAC-OP and Sellers amended the Purchase Agreement effective as of September 15, 2014 to, among other things: (1) increase the purchase price by $40,000 to $181,740,000; (2) change the outside closing date from October 14, 2014 to September 30, 2014; (3) waive certain termination rights of Purchaser; (4) modify the procedures for setting the closing date; and (5) modify how certain utility payments will be prorated at closing and how collection of these utility payments will be handled post-closing. Although the Company believes these acquisitions are probable, there can be no assurance that the acquisitions will be consummated.

We currently are in discussion with Freddie Mac to provide a non-recourse first mortgage loan on each of the Acquired Communities (the "New Loans") at approximately 65% of the appraised value of the Acquired Communities, or approximately an aggregate of $119 million for all of the Acquired Communities.  We expect each of the New Loans will be non-recourse to the borrower, will mature in five to seven years, and will bear interest at a fixed rate of approximately 1.4% over the interest rate on the 5 or 7-Year United States Treasury security.  We expect each of the New Loans will require monthly installments of interest only through the first year of the New Loans and will amortize over a 30-year term for the balance of the stated term of the New Loans.  We expect each New Loan will only be secured by its respective Acquired Community and there will be no loan guaranties by the Company or PAC-OP.

Freddie Mac is reviewing the underwriting information and detailed financial statements that we have provided in connection with the request for a rate quote for the New Loans. We are currently awaiting a final commitment and rate lock agreement from Freddie Mac. After receipt of commitment letters for the New Loans, we will review the final terms and conditions of the New Loans to ensure they meet our needs. Assuming the New Loans meet our needs, we would then enter into rate lock agreements which will determine the final structure and cost of our financing. We do not anticipate material changes in the terms and conditions for the New Loans from those contained in the applications we submitted, but there could be changes in the terms of the New Loans which we would evaluate at the time we receive final commitments. The terms and conditions we have described for the New Loans are based on the terms and conditions quoted by Freddie Mac and remain our good faith estimate of the expected material terms and conditions of the New Loans until we receive final commitment letters. We have entered into an "index lock" agreement for each of the New Loans which locks in the 5- or 7-year index rate for the applicable New Loan. Our final interest rate will be subject to the final terms of the commitment letter provided by Freddie Mac, which will outline the spread Freddie Mac charges over the locked in index rate.

The foregoing description of the amendment to the Purchase Agreement is qualified in its entirety by reference to the First Amendment Agreement of Purchase and Sale, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A.

Forward-Looking Statements
This Current Report on Form 8-K/A may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this Current Report on Form 8-K/A are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2014 and August 11, 2014, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this Current Report on Form 8-K/A is as of the date of such report. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the filing date of this Current Report on Form 8-K/A. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1
First Amendment to Agreement of Purchase and Sale between Preferred Apartment Communities Operating Partnership, L.P. and Sandstone Overland Park, LLC, Estancia Dallas, LLC, Stoneridge Nashville, LLC and Vineyards Houston, LLC entered into on September 17, 2014 and effective as of September 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: September 18, 2014	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary